SCHEDULE 14A
                                       (Rule 14a-101)
                           INFORMATION REQUIRED IN PROXY STATEMENT
                                  SCHEDULE 14A INFORMATION
                 Proxy Statement Pursuant to Section 14(a) of the Securities
                       Exchange Act of 1934 (Amendment No.          )

         Filed by the Registrant [X]
         Filed by a Party other than the Registrant [ ]

         Check the appropriate box:
         |_| Preliminary Proxy Statement       |_| Confidential, For Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
         [X] Definitive Proxy Statement
         |_| Definitive Additional Materials
         |_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       ProMedCo Management Company
            (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
         [X] No fee required.
         |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:


         (2) Aggregate number of securities to which transaction applies:


         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


         (4) Proposed maximum aggregate value of transaction:


         (5) Total fee paid:


         |_| Fee paid previously with preliminary materials:


         |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount previously paid:


         (2) Form, Schedule or Registration Statement No.:


         (3) Filing Party:


         (4) Date Filed:

                        ProMedCo Management Company


                  NOTICE OF 1998 ANNUAL MEETING OF STOCKHOLDERS


                        To Be Held May 20, 1998


TO OUR STOCKHOLDERS:

         NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Stockholders of ProMedCo Management Company (the "Company") will be held at 9:00 a.m. local time on Wednesday, May 20, 1998, at 815 Main Street, Ft. Worth, Texas 76102 for the following purposes:

         1. to elect two Class I Directors to serve on the Board of Directors for a three-year term; and

         2. to transact such other business as may properly come before the meeting or any adjournments thereof.

         The Board of Directors has fixed the close of business on April 6, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any adjournments thereof.

         If you are unable to attend the meeting, you are requested to complete, sign, date, and return the accompanying proxy in the enclosed postage-paid return envelope so that your shares will be represented.

                                      By Order of the Board of Directors,

                                      Deborah A. Johnson
                                      Secretary


Fort Worth, Texas
April 27, 1998

                             ProMedCo Management Company


                            801 Cherry Street, Suite 1450
                              Fort Worth, Texas  76102
                                   (817) 335-5035


                                   PROXY STATEMENT
                                      FOR THE
                         1998 ANNUAL MEETING OF STOCKHOLDERS


         This Proxy Statement is furnished to the holders of the Common Stock of ProMedCo Management Company (the "Company") in connection with the solicitation on behalf of the Board of Directors of the Company of proxies to be used in voting at the annual meeting of stockholders to be held on May 20, 1998 and any adjournments thereof.

         The enclosed proxy is for use at the meeting if the stockholder will not be able to attend in person. Any stockholder who executes a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company either an instrument revoking the proxy or a duly executed proxy bearing a later date. A proxy also may be revoked by any stockholder present at the meeting who expresses a desire to vote his shares in person.

         All shares represented by valid proxies received pursuant to this solicitation and not revoked before they are exercised will be voted in the manner specified therein. If no specification is made, the shares will be voted in favor of the election of James F. Herd, M.D. and Charles J. Buysse, M.D. to serve as Class I Directors of the Company for a term of three years.

         Only the holders of Common Stock of record at the close of business on April 6, 1998 are entitled to vote at the meeting. On such date, 13,502,226 shares of Common Stock were outstanding. Each share is entitled to one vote on each matter to be voted upon at the meeting. A majority of such shares is required to be represented to constitute a quorum for holding the meeting. The failure of a quorum to be represented at the meeting will necessitate adjournment and will subject the Company to additional expense.

         The Notice of Annual Meeting of Stockholders, this Proxy Statement, the accompanying proxy, and the 1997 Annual Report to Stockholders were first mailed to stockholders on or about April 27, 1998.

                      ELECTION OF CLASS I DIRECTORS

         The Company's Articles of Incorporation and Bylaws provide for the division of the Board of Directors into three classes, designated Class I, Class II, and Class III, with staggered terms of three years. The terms of Class I, Class II, and Class III Directors expire in 1998, 1999, and 2000, respectively.

     The Board currently consists of seven members. James F. Herd, M.D. and Charles J. Buysse, M.D. are Class I Directors, David T. Bailey, M.D. and Jack W. McCaslin are Class II Directors, and E. Thomas Chaney, H. Wayne Posey, and
Richard E. Ragsdale are Class III Directors. At the meeting, two Class I Directors are to be elected to serve for a term of three years and until their successors are duly elected.

         The Company's Bylaws provide for the election of Directors by the affirmative vote of the majority of shares represented at a meeting and entitled to vote for the election of Directors.

Directors and Nominees

     James F. Herd, M.D. and Charles J. Buysse, M.D. have been nominated by the Board to serve as Class I Directors for a three-year term. The following table sets forth certain information with respect to the nominees and the Company's other Directors:

                                                                                                         Director
Name                                                Age                          Position                  Class
Richard E. Ragsdale(1)(2)(3).......................  54   Chairman and Director                             III
H. Wayne Posey(1)(2)...............................  59   President, Chief Executive Officer,
                                                            and Director                                    III
David T. Bailey, M.D.(4)...........................  52   Director                                           II
Charles J. Buysse, M.D.............................  57   Director                                            I
E. Thomas Chaney(1)(2)(3)..........................  55   Director                                          III
James F. Herd, M.D.................................  62   Director                                            I
Jack W. McCaslin(4)................................  58   Director                                           II

(1)  Member of Executive Committee
(2)  Member of Compensation Committee
(3)  Member of Option Committee
(4)  Member of Audit Committee

Class I Nominees:

         James F. Herd, M.D. has been in private practice in obstetrics and gynecology in Fort Worth, Texas since 1968. During 1994, he was the President of the Tarrant County Medical Society. From 1986 to 1990, he served as Chief and Vice Chief of Staff of Harris Methodist Hospital in Fort Worth. He has been a Director of the Company since its inception in July 1994.

         Charles J. Buysse, M.D. has been in the private practice of medicine in Naples, Florida, since 1975. He is President of Naples Medical Center, P.A., a ProMedCo affiliated physician group, and has been a Director of the Company since November 1997.

Continuing Directors:

         The persons named below will continue to serve as directors until the annual meeting of shareholders in the years indicated and until their successors are elected and take office. Shareholders are not voting at this Annual Meeting on the election of Class II and Class III directors.

Class II Directors Serving Until 1999:

     David T. Bailey, M.D. has served as a Director of the Company since January 1996. Dr. Bailey also serves as President of Abilene Diagnostic Clinic, P.L.L.C., a ProMedCo affiliated physician group. Dr. Bailey is Board Certified with the American Board of Family Practice and has been a full-time practicing family physician since 1973. He has served as Chairman of the Department of Family Practice both at Hendrick Medical Center and Abilene Regional Hospital in Abilene. He also served as Chairman of the Board of Trustees at Abilene Christian Schools from 1983 to 1994.

         Jack W. McCaslin has been the managing principal of McCaslin & Company, P.C., a public accounting and consulting company in Fort Worth, Texas and its predecessor, McCaslin, Wright & Greenwood, P.C. since 1983. He has served as a Director of the Company since its inception.

Class III Directors Serving Until 2000:

         Richard E. Ragsdale, a co-founder of the Company, has served as the Chairman of its Board of Directors since its inception. He was also a co-founder and has served as the Chairman of the Board of Directors of Community Health Systems, Inc. ("CHS"), a non-urban hospital management company, since its inception in 1985, and has been a director of The RehabCare Group, Inc., a publicly owned rehabilitation services management company, since 1993.

         H. Wayne Posey, a co-founder, has been the President, Chief Executive Officer, and a Director of the Company since its inception. Mr. Posey was a healthcare consultant from 1975 until 1994, most recently as the principal in charge of the healthcare services division of McCaslin & Company, P.C. Mr. Posey was employed by Hospital Affiliates International, Inc. ("HAI"), a publicly owned hospital management company, from 1970 until 1975, holding the positions of Controller, Vice President and Controller, and Senior Vice President of Operations, and he also served on HAI's Board of Directors and Executive Committee. He serves as a director of Gentle Dental Services Corporation, a publicly held dental practice management company.

         E. Thomas Chaney has served as President, Chief Executive Officer, and as a Director of CHS, which he co-founded in 1985, since its inception. A co-founder of the Company, he has served as a Director since its inception.

Certain Board Information

         The Board of Directors held two meetings and acted by unanimous consent on four occasions during the fiscal year ended December 31, 1997. The Executive Committee acted by unanimous consent on seven occasions, the Compensation Committee held five meetings, the Option Committee held two meetings and the Audit Committee did not hold any meetings during such period. All of the Company's Directors attended at least 75 percent of the meetings of the Board and of the committees of which they were members. The Board of Directors has no nominating committee.

         The Board of Directors has established an Executive Committee, a Compensation Committee, an Option Committee, and an Audit Committee. The Executive Committee exercises the powers of the Board of Directors in the management of the business and affairs of the Company between Board meetings to the extent permitted by applicable law. The Compensation Committee reviews and determines the compensation of executive officers. The Option Committee administers the Company's option plan and determines the grants of options to persons eligible under the plans. The Audit Committee's functions include recommending to the Board of Directors the engagement of the Company's independent public accountants, reviewing with such accountants the plans for and the results and scope of their auditing engagement, and certain other matters relating to their services provided to the Company, including the independence of such accountants.

         The Board of Directors unanimously recommends that the stockholders vote FOR the election of Messrs. Herd and Buysse as Class I Directors to serve for a term of three years. Election of Directors requires the affirmative vote of a majority of the shares represented in person or by proxy at the meeting. Shares represented by the enclosed proxy will be voted for the election of Messrs. Herd and Buysse unless authority is withheld. If for any reason either such nominee is not a candidate for election as a Director at the meeting as the result of an event not now anticipated, the shares represented by the enclosed proxy will be voted for such substitute or substitutes as shall be designated by the Board.

Executive Compensation

         The following table sets forth the compensation earned in the years ended December 31, 1996 and 1997 by the Chief Executive Officer and the five most highly compensated executive officers whose individual remuneration exceeded $100,000 for 1997 (the "Named Executive Officers").

                                            Summary Compensation Table

                                                                                                      Long-Term
                                                                                                    Compensation
                                                                    Annual Compensation                Awards
                                                                                        Other        Securities
Name and Principal                                                                     Annual        Underlying        All other
    Position                                    Year     Salary        Bonus        Compensation       Options      Compensation(1)
-----------------                             -------   ---------   -----------   ----------------  -------------   ---------------
H. Wayne Posey.............................     1997   $   327,383  $       --           --               50,000     $    26,152
  President and CEO                             1996       243,750      62,218           --                   --          23,668

Richard R. D'Antoni(2).....................     1997       230,736          --           --                   --              --
  Executive Vice President                      1996       181,314      47,000           --              480,000          89,918
  and COO

Dale K. Edwards............................     1997       176,667      16,431           --               80,000              --
  Senior Vice President                         1996       148,333      43,176           --                   --              --
  --Development

Deborah A. Johnson.........................     1997       150,000          --           --                   --           4,000
  Senior Vice President                         1996        30,770          --           --                   --              --
  --Administration

R. Alan Gleghorn...........................     1997       135,000      62,601(3)        --               15,000              --
  Vice President--Operations                    1996       120,000      35,700           --                   --              --

Charles W. McQueary........................     1997       104,583      25,000(4)        --              200,000              --
  Senior Vice President                         1996            --          --           --                   --              --
  --Operations


(1) For 1997, reflects payment of professional fees for estate planning in the amount of $26,152 for Mr. Posey and payments for moving expenses in the amounts of $89,918 and $4,000 for Mr. D'Antoni and Ms. Johnson, respectively. For 1996, reflects payment of professional fees for estate planning in the amount of $23,668 for Mr. Posey.
(2) Mr. D'Antoni resigned as an officer of the Company in November 1997. During 1998, he is serving as a consultant to the Company in various capacities under an agreement that terminates December 31, 1998 pursuant to which he receives an annual fee of $300,000.
(3) Reflects bonus of $57,401 earned in 1997 and paid in 1998 and bonus of $5,200 earned in 1996 and paid in 1997.
(4)      Reflects bonus earned in 1997 and paid in 1998.


                      Option Grants in Fiscal Year 1997

                                                      Individual Grants                        Potential Realizable
                                                 Percent of                                     Value at Assumed
                                    Number of   Total Options                                    Annual Rates of
                                     Shares      Granted to                                        Stock Price
                                    Underlying  Employees       Exercise                          Appreciation for
                                     Options    in Fiscal     Year Price        Expiration         Option Term(2)
Name                                Granted(1)  1997           Per Share          Date            5%            10%
----                                ------------------      ----------------     --------      --------      ------
H. Wayne Posey...................     50,000        8.0%       $    6.00      05/06/07     $   188,668    $    478,123
Richard R. D'Antoni..............         --        0.0%              --            --              --              --
Dale K. Edwards..................     80,000       12.8%            6.00      05/06/07         301,869         764,996
Deborah A. Johnson...............         --        0.0%              --            --              --              --
R. Alan Gleghorn.................     15,000        2.4%            6.00      05/06/07          56,601         143,437
Charles W. McQueary..............     40,000        6.4%            7.50      05/01/07         204,957         504,060
Charles W. McQueary..............    160,000       25.6%            8.50      12/01/07         983,002       4,459,130

(1) Represents options to purchase Common Stock granted pursuant to the 1994 Stock Option Plan. Options generally are exercisable in 20% increments, commencing one year after the date of grant.
(2) Based upon the market price of the Common Stock on the date the option was granted and on annual appreciation of such value, through the expiration date of such options, at the stated rates. These amounts represent assumed rates of appreciation only and may not necessarily be achieved. Actual gains, if any, depend on the future performance of the Common Stock, as well as the continued employment of the Named Executive Officers for the full term of the options.

                     Aggregated Option Exercises in 1997
                   and Option Values as of December 31, 1997

                                 Number of                      Number of                         Value of Unexercised
                                  Shares                   Underlying Unexercised                     In-the-Money
                                 Acquired                    Warrants/Options at                  Warrants/Options at
                                    on          Value         December 31, 1997                   December 31, 1997(1)
                                                          ----------------------------       ---------------------------------
Name                             Exercise     Realized    Exercisable    Unexercisable       Exercisable         Unexercisable
----                           -----------  -----------   -----------    -------------       -----------         -------------
H. Wayne Posey...............          --   $       --       844,665          66,000         $  7,586,875       $    328,580
Richard R. D'Antoni..........          --           --       391,000              --            1,612,875                 --
Dale K. Edwards..............          --           --        56,000         144,000              363,280            682,720
Deborah A. Johnson...........          --           --        23,333          76,667               57,866            190,134
R. Alan Gleghorn.............          --           --        41,600          77,400              224,608            398,862
Charles W. McQueary..........          --           --            --         200,000                   --            366,000

(1) Based upon the closing sale price of the Company's Common Stock of $10.13 per share as reported on the Nasdaq National Market on December 31, 1997, less the exercise price of the options.

Employment and Termination Agreements

         The Company has entered into employment agreements with Messrs. Posey, Edwards, Gleghorn and McQueary and Ms. Johnson to serve in their respective current positions. The agreement with Mr. Posey, which expires June 30, 2001, currently provides for an annual base salary of $332,150, plus an annual bonus based upon the achievement of certain operating goals. In the event Mr. Posey's employment is terminated without cause or there is a "change in control" of the Company (as defined in his employment agreement), Mr. Posey is entitled to receive severance benefits equal to the present value of 36 months of his salary, bonus, and certain other benefits.

         The employment agreements with Messrs. Edwards and Gleghorn automatically renew in November of each year and currently provide for annual base salaries of $205,000 and $150,000, respectively. Messrs. Edwards' and Gleghorn's agreements provide for the payment of the purchase price of shares of Common Stock over a two-year period under promissory notes that bear interest at annual rates of 5.71% and 6.2%, respectively. The Company is entitled to repurchase all or a portion of Mr. Edwards' and Mr. Gleghorn's stock for its purchase price less any amounts paid to the Company in the event their employment is terminated prior to certain specified dates. In addition to the provisions described above, the agreements with Messrs. Edwards and Gleghorn provide for an annual bonus based upon the achievement of certain operating goals. Ms. Johnson's agreement, which expires October 18, 1998, currently provides for an annual base salary of $150,000 and an annual bonus based upon the achievement of certain operating goals. In the event Ms. Johnson's employment is terminated without cause or there is a change in control of the Company, Ms. Johnson is entitled to receive her base salary and bonus through the later of October 18, 1998 or one year following such termination or change in control. Mr. McQueary's agreement automatically renews in April of each year and currently provides for an annual base salary of $150,000 and an annual bonus based upon the achievement of certain operating goals. In the event Mr. McQueary's employment is terminated without cause or there is a change in control of the Company, Mr. McQueary is entitled to receive his base salary through the later of the anniversary of the agreement or six months following such termination or change in control.

Director Compensation

         Members of the Board of Directors receive no cash compensation in their capacities as Directors. Each Director not employed by the Company is granted options annually to purchase 2,000 shares of Common Stock at an exercise price equal to the fair market value of such stock on the date of grant, exercisable in annual increments of 20%. Each such Director who is newly appointed or newly elected to the Board of Directors will in addition be granted options to purchase 5,000 shares of Common Stock upon the same terms. All Directors are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees thereof and for other expenses incurred in their capacity as Directors.

         The Company has entered into five-year consulting agreements with Messrs. Ragsdale and Chaney, providing for annual compensation of $60,000 and $36,000, respectively, under which Messrs. Ragsdale and Chaney provide strategic and financial advisory services to the Company. Compensation under such agreements is paid to Messrs. Ragsdale and Chaney in their capacities as consultants to the Company and not as Directors. The Company believes that the terms of the arrangements, which were determined through negotiation among the Company's founders, are as favorable as might have been obtained from non-affiliated persons.

Executive Officers of the Company

         The executive officers of the Company are as follows:

Name                                                Age                          Position
H. Wayne Posey...................................    59   President, Chief Executive Officer, and Director
Dale K. Edwards..................................    35   Senior Vice President-- Development
Deborah A. Johnson...............................    45   Senior Vice President-- Administration and
                                                            Secretary
Charles W. McQueary..............................    45   Senior Vice President-- Operations
Robert M. Sontheimer.............................    57   Senior Vice President-- Managed Care
Robert D. Smith..................................    37   Vice President-- Finance
Gregory A. Wagoner, M.D..........................    51   Vice President-- Medical Affairs

          H. Wayne Posey, a co-founder of the Company, has been the President, Chief Executive Officer, and a Director since its inception. Mr. Posey was a healthcare consultant from 1975 until 1994, most recently as the principal in charge of the healthcare services division of McCaslin & Company, P.C. Mr. Posey was employed by HAI from 1970 until 1975, holding the positions of Controller, Vice President and Controller, and Senior Vice President of Operations, and he also served on HAI's Board of Directors and Executive Committee. He serves as a Director of Gentle Dental Services Corporation, a publicly held dental practice management company.

          Dale K. Edwards has served as a Vice President of the Company with primary responsibility for developing affiliations with physician groups since November 1994 and as Senior Vice President since July 1997. From November 1993 to November 1994, Mr. Edwards was Vice President of Physician Network Development with Columbia/HCA Healthcare Corporation, an integrated healthcare delivery company ("Columbia/HCA"), and with Medical Care America, Inc., a publicly owned operator of outpatient surgical centers, prior to its acquisition by Columbia/HCA. From 1991 to 1993, Mr. Edwards was Vice President of Managed Care and Regional Vice President of Sales of Medical Care America. Previously, he was employed by HealthPlus, a regional HMO in the State of Washington, as an Account Executive.

          Deborah   A.   Johnson   has   served   as   Senior   Vice   President
--Administration of the Company since October 1996 and as Secretary since February 1997. From February 1995 to October 1996 Ms. Johnson was, successively, Senior Vice President -- Operations and Senior Vice President --Administration of MedPartners, Inc., a physician practice management company. From 1978 to 1994 Ms. Johnson served in various executive capacities with Humana Inc., an integrated healthcare delivery company, Galen Health Care, Inc., a hospital management company, and Columbia/HCA. Her positions have included Legal Counsel, Director of Strategic Planning, Vice President -- Information Systems, and Vice President -- Internal Audit.

          Charles W. McQueary has served as Senior Vice President -- Operations of the Company since December 1997. Prior to joining the Company in May 1997, he was Regional Vice President for MedPartners, Inc., a publicly traded physician practice management company, from November 1995 to May 1997. He served as Chief Operating Officer and Chief Financial Officer of Asthma and Allergy Care America, Inc., a physician practice management company, from September 1993 to November

1995. From October 1987 to September 1993, Mr. McQueary was president of his own privately held consulting firm, specializing in healthcare acquisitions and physician practice management.

          Robert M. Sontheimer has served as Senior Vice President with primary responsibility for managed care services to affiliated physicians and formation and management of IPA networks since December 1997. He was the founder of PMC Medical Management, Inc. ("PMC"), the capitation management services provider acquired by the Company in December 1997, and has served as its President and Chief Executive Officer since September 1992.

          Robert D. Smith has served as Vice President and Controller of the Company since January 1997 and Vice President -- Finance since April 1, 1998. From September 1996 to January 1997, Mr. Smith was Controller of Rykoff-Sexton, Inc., a publicly owned foodservice distribution company. He was Controller of US Foodservice, a privately owned foodservice distribution company, from November 1993 until its merger with Rykoff-Sexton in 1996. Mr. Smith was employed by White Swan, Inc., a privately owned foodservice distribution company, from July 1992 until it was acquired by US Foodservice in 1993. He joined White Swan as its Controller and subsequently served as Chief Financial Officer and was a member of its Board of Directors. Prior to joining White Swan, Mr. Smith was a Senior Manager with Ernst & Young.

          Gregory A. Wagoner, M.D., who also holds an M.B.A. degree, has been Vice President --Medical Affairs of the Company since December 1997. He also serves as Medical Director of PMC, a position he has held since April 1997. From 1995 to March 1997 he served as Vice President of Medical Affairs of FHP International Corporation, an HMO that was publicly held until its acquisition in February 1997. From 1991 to 1994, he served as Regional Medical Director with Cigna HealthCare of California.

        REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

General

          This report is submitted by the Compensation Committee of the Company at the direction of the Board of Directors. The Compensation Committee is comprised of Richard E. Ragsdale, H. Wayne Posey, and E. Thomas Chaney, and is charged by the Board of Directors with establishing and administering a compensation program that enables the Company to attract and retain qualified officers and key executives, to give them incentive to pursue the maximization of stockholder value, and to recognize their success in achieving both qualitative and quantitative goals that benefit the Company and its stockholders.

Compensation Philosophy

          The Compensation Committee believes that the Company's executives should be rewarded based upon their success in meeting the Company's operational goals, improving its earnings, establishing its leadership role in the healthcare field, and generating returns for its stockholders. The Compensation Committee strives to establish levels of compensation that take such factors into account and provide appropriate recognition for past achievement and incentive for future success.

          The Compensation Committee also recognizes that the demand for executives with expertise and experience in the healthcare and physician practice management fields is intense. Therefore, in order to attract and retain qualified persons, the Compensation Committee believes that the Company must offer current compensation at levels consistent with other publicly held healthcare and physician practice management companies that are comparable in size and performance to the Company.

          In addition, the Compensation Committee believes that it is in the best interests of the Company's stockholders to offer its executives meaningful equity participation so that the interests of the Company's executives will be aligned with those of the Company's stockholders. The Compensation Committee feels that the historic mix of cash compensation and equity participation has proven to be effective in stimulating the Company's executives to meet both long-term and short-term goals. In accordance with these objectives, the total compensation program for the executive officers of the Company consists of three components:

         (1)    base salary;

         (2) annual incentive compensation consisting of bonuses based upon achievement of financial performance objectives; and

         (3) long-term equity incentives composed of stock options and other incentive awards, including outright share grants, which may be conditioned upon future events such as continued employment and/or the attainment of performance objectives. Performance objectives may be measured by reference to the earnings of the Company or to the market value of the Common Stock, among other things.

         It is the Company's policy to consider the deductibility of executive compensation under applicable income tax rules as a factor used to make specific compensation determinations consistent with the goals of the Company's executive compensation program. No component of the Company's executive compensation has been determined to be non-deductible to the Company for the year ended December 31, 1997.

Base Salary

         The Company's annual salary levels are intended to reflect the level of responsibility of the particular executive officer, with increases in salary resulting from the individual performance of the executive officer and the financial results of the Company, as measured by increases over prior year levels of the Company's pre-tax earnings, pre-tax profit margin, return on capital, earnings per share and cash flow from operations. No specific weighting was assigned to any of these factors. In determining the levels of annual compensation payable to the executive officers, the Company considered comparisons to compensation paid to executive officers in companies in the health care industry with comparable performance and operating histories. The companies utilized in the comparison were located throughout the United States and many, but not all, of such companies are included in the peer group indices used in the performance graph located elsewhere in this Proxy Statement. The Company does not maintain a reference record of where its compensation stands with respect to other companies. However, the Compensation Committee and the Board of Directors take such levels of comparison into account in determining appropriate levels of compensation for the Company's executives.

Annual Bonus

         The Company's annual bonus program is intended to promote superior performance by making incentive compensation an important part of the executive officers' compensation. In calculating such bonuses, the Compensation Committee examines both objective performance, in which a given executive's performance is measured in terms of financial results as compared to budgeted targets and investor expectations, and subjective performance, which is measured and periodically evaluated. For the 1997 fiscal year, three of the Company's Vice Presidents earned bonuses of $16,431, $5,200 and $25,000, respectively.

         Other executive officers of the Company, corporate vice presidents, and other managers, also are entitled to receive annual bonuses based upon a percentage of their base salaries and Company and/or individual performance.

Incentive Compensation

         As a growth company, the Company has utilized equity-based compensation, since inception, in the form of stock option grants, to reward contributions by the executive officers to the Company's long-term stock performance. These grants are intended not only to motivate and retain executive officers, but also to more closely align the executive officers' interests with those of the Company's stockholders.

         The Option Committee, working closely with the Compensation Committee, determines stock option grants valued in whole based on the Common Stock of the Company. Specific grants are determined taking into account an executive's current responsibilities and historical performance, as well as the executive's perceived contribution to the Company's results of operations. Awards are also used to provide an incentive to newly promoted officers at the time that they are asked to assume greater responsibilities. In evaluating award grants, the Compensation Committee considers prior grants and shares currently held, as well as the recipient's success in meeting operational goals and the recipient's level of responsibility. However, no fixed formula is utilized to determine particular grants. The

Company believes that the opportunity to acquire a significant equity interest in the Company is a strong motivation for its executives to pursue the long-term interests of the Company and its stockholders, and promotes longevity and retention of key executives. Information relating to stock options granted to the five most highly compensated executive officers of the Company is set forth elsewhere in this Proxy Statement.

Compensation Paid in 1997 to the Chief Executive Officer

     Mr. H. Wayne Posey is employed as President and Chief Executive Officer of the Company. Mr. Posey's employment agreement expires June 30, 2001 and currently provides for an annual base salary of $332,150. Mr. Posey received no bonus in 1997. Mr. Posey is entitled to participate in any bonus plan approved by the Compensation Committee for the Company's management. Mr. Posey is also provided an automobile and disability and health insurance through a Company-wide plan or otherwise. Mr. Posey's employment agreement provides for appropriate incentive-based compensation and equity participation consistent with the philosophies set forth in this report. In the event Mr. Posey's employment is terminated without cause or there is a "change of control" of the Company (as defined in his employment agreement), Mr. Posey is entitled to receive severance benefits equal to the present value of 36 months of his salary, bonus and certain other benefits.

Conclusion

         The Compensation Committee believes that the levels and mix of compensation provided to the Company's executives during 1997 were appropriate and were instrumental in the achievement of the Company's goals for 1997. It is the intent of the Compensation Committee to ensure that the Company's compensation programs continue to motivate its executives and reward them for being responsive to the long-term interests of the Company and its stockholders.

         The foregoing report is submitted by the following directors of the Company, comprising all of the members of the Compensation Committee of the Board of Directors.


                             COMPENSATION COMMITTEE
                               Richard E. Ragsdale
                               H. Wayne Posey
                               E. Thomas Chaney

Compensation Committee Interlocks and Insider Participation and Certain Transactions

         In May 1997, the Company lent $600,000 to H. Wayne Posey, its President, Chief Executive Officer and a Director of the Company. The loan, which accrued interest at 6.5% per annum, was repaid in March 1998 through the cancellation of warrants held by Mr. Posey that were in the money in an aggregate amount equal to the outstanding principal and accrued interest on the loan.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and Directors, and persons who own more than ten percent of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). The Company believes that each such person complied with such filing requirements during the fiscal year ended December 31, 1997, except for Messrs. McQueary and Buysse, whose initial reports on Form 3 were not timely filed.

                         COMMON STOCK OWNERSHIP OF
                 CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of March 31, 1998 by (i) each person who is known by the Company to be the beneficial owner of more than five percent of the Company's outstanding Common Stock, (ii) each Director of the Company,
(iii) each Named Executive, and (iv) all Directors and executive officers of the Company as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Unless otherwise indicated, the address of each stockholder is: c/o ProMedCo Management Company, 801 Cherry Street, Suite 1450, Fort Worth, Texas 76102.

                                                                                       Shares Beneficially
Number and Address                                                                          Owned(1)
of Beneficial Owner                                                                   Number         Percent
H. Wayne Posey.................................................................       1,544,665        11.2%
Richard E. Ragsdale............................................................       2,021,540        14.6%
David T. Bailey, M.D.(2).......................................................           2,350           *
Charles J. Buysse, M.D.........................................................           2,200           *
E. Thomas Chaney...............................................................       1,114,780         8.3%
James F. Herd, M.D.............................................................         155,020         1.2%
Jack W. McCaslin...............................................................         377,952         2.9%
Robert D. Smith................................................................          11,500           *
Robert M. Sontheimer...........................................................         348,242         2.7%
Charles W. McQueary............................................................           8,000           *
Richard D'Antoni...............................................................         321,000         2.4%
Dale K. Edwards................................................................         104,000           *
R. Alan Gleghorn...............................................................          69,400           *
Deborah A. Johnson.............................................................          31,666           *
T. Rowe Price Associates(3)....................................................         844,900         6.5%
Bessemer Venture Partners III L.P.(4)..........................................         691,528         5.3%
Abilene Diagnostic Clinic, P.L.L.C.............................................       1,994,250        15.4%
All Directors and executive officers
   as a group (14 persons).....................................................       6,112,315        38.2%

________________________
  * Less than 1%

(1) Includes shares issuable upon the exercise of options that are exercisable within 60 days of the date of this Proxy Statement. The shares underlying such options are deemed to be outstanding for the purpose of computing the percentage of outstanding stock owned by such persons individually and by each group of which they are a member, but are not deemed to be outstanding for the purpose of computing the percentage of any other person.
(2) Excludes 1,994,250 shares held by to Abilene Diagnostic Clinic, P.L.L.C., of which Dr. Bailey is President.
(3) Based upon a Schedule 13G filed with the Commission on February 10, 1998. The stockholder has sole investment power with respect to all of such shares and sole voting power with respect to 362,300 of such shares. These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. ("T. Rowe Price") serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price is deemed to be a beneficial owner of such securities; however, T. Rowe Price expressly disclaims that it is in fact, the beneficial owner of such securities. The address of T. Rowe Price Associates is 100 East Pratt Street, Baltimore, Maryland 21202.
(4) Based upon a Schedule 13G filed with the Commission on February 12, 1998. Comprised of 655,310 shares as to which the owner has sole investment and voting power and 36,218 shares as to which it has shared investment and voting power. The address of Bessemer Venture Partners is 1025 Old Country Road, Suite 205, Westbury, New York 11590.

                        COMPARATIVE PERFORMANCE GRAPH

     The following is a comparative performance graph, which compares the percentage change of cumulative total shareholder return on the Company's common Stock with (a) the performance of a broad equity market indicator, the CRSP Index for Nasdaq Stock Market (US Companies) (the "Broad Index"), and (b) the performance of a published industry index, the CRSP Index for Nasdaq Health Services Stocks (the "Industry Index"). The graph begins on March 12, 1997, the date on which the Company's Common Stock first began trading on the Nasdaq
National Market, and assumes the investment on such date of $100 in the Company's Common Stock, the Broad Index and the Industry Index and assumes that all dividends, if any, were reinvested at the time they were paid.

           Date                   Company Index                Market Index                Peer Index
         03/12/97                        100.000                    100.000                     100.000
         03/31/97                        100.000                     93.824                      93.147
         06/30/97                         94.444                    111.023                     103.968
         09/30/97                        116.667                    129.807                     113.119
         12/31/97                        112.500                    121.764                     101.667

The index level for all series was set to 100.0 on 03/12/97

                              OTHER MATTERS

         The Board of Directors has no knowledge of any additional business to be presented for consideration at the meeting. Should any such matters properly come before the meeting or any adjournments thereof, the persons named in the enclosed proxy will have discretionary authority to vote such proxy in accordance with their best judgment on such other matters and with respect to matters incident to the conduct of the meeting. Certain financial and other information regarding the Company, including audited consolidated financial statements of the Company and its subsidiaries for the last fiscal year, is included in the Company's 1997 Annual Report to Stockholders mailed together with this Proxy Statement.

         Stockholders may obtain a copy of the Company's Annual Report on Form 10-K by writing to Deborah A. Johnson, Secretary, ProMedCo Management Company, 801 Cherry Street, Suite 1450, Fort Worth, Texas 76102. Additional copies of this Proxy Statement and the accompanying proxy also may be obtained from Ms. Johnson.

         The affirmative vote of the holders of a majority of the shares entitled to vote that are present in person or represented by proxy at the meeting is required to elect Directors and act on any other matters properly brought before the meeting. Shares represented by proxies marked "withhold authority" with respect to the election of the nominee for Director will be counted for the purpose of determining the number of shares represented by proxy at the meeting. Such proxies thus will have the same effect as if the shares represented thereby were voted against such nominee. If a broker indicates on the proxy that it does not have discretionary authority to vote in the election of Directors, those shares will not be counted for the purpose of determining the number of shares represented by proxy at the meeting.

         The Company will pay the cost of soliciting proxies. In addition to solicitation by use of the mail, certain officers and employees of the Company may solicit the return of proxies by telephone, telegram, or in person. The Company has requested that brokerage houses, custodians, nominees, and fiduciaries forward soliciting materials to the beneficial owners of Common Stock of the Company and will reimburse them for their reasonable out-of-pocket expenses.

         A list of stockholders of record entitled to be present and vote at the meeting will be available at the offices of the Company for inspection by the stockholders during regular business hours from May 8, 1998 to the date of the meeting. The list will also be available during the meeting for inspection by stockholders who are present. Votes will be tabulated by an automated system administered by Harris Trust and Savings Bank, Chicago, Illinois, the Company's transfer agent. Members of the Company's independent accounting firm, Arthur Andersen LLP, are expected to attend the meeting to make a statement if they so desire and to respond to questions from stockholders.

         In order to assure the presence of the necessary quorum at the meeting, please sign and mail the enclosed proxy promptly in the envelope provided. No postage is required if mailed within the United States. Signing and returning the proxy will not prevent you from attending the meeting and voting in person, should you so desire.

                            STOCKHOLDER PROPOSALS FOR THE
                         1999 ANNUAL MEETING OF STOCKHOLDERS

         Any stockholder who wishes to present a proposal for consideration at the annual meeting of stockholders to be held in 1999 must submit such proposal in accordance with the rules promulgated by the Commission. In order for a proposal to be included in the proxy materials relating to the 1999 annual meeting, it must be received by the Company no later than December 19, 1998. Such proposals should be addressed to Deborah A. Johnson, Secretary, ProMedCo Management Company, 801 Cherry Street, Suite 1450, Fort Worth, Texas 76102.

[card front]
             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


PROMEDCO MANAGEMENT COMPANY-- COMMON STOCK PROXY -- for the Annual Meeting of Stockholders at 9:00 a.m. local time, Wednesday, May 20, 1998, at 815 Main Street, Fort Worth, Texas 76102.

    The undersigned hereby appoints H. Wayne Posey and Deborah A. Johnson, or either of them, with full power of substitution, as Proxies to represent and vote all of the shares of Common Stock of ProMedCo Management Company held of record by the undersigned at the above-stated Annual Meeting, and any adjournments thereof, upon the matter set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 20, 1998, as follows:

1. ELECTION OF JAMES F. HERD, M.D. AND CHARLES J. BUYSSE, M.D. AS CLASS I DIRECTORS FOR A TERM OF THREE YEARS

     FOR BOTH NOMINEES                ___ WITHHELD AS TO BOTH  NOMINEES
----

___ FOR, EXCEPT VOTE WITHHELD AS TO THE FOLLOWING NOMINEE:



2. TO TAKE ANY ACTION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF


The Board of Directors recommends a vote FOR Messrs. Herd and Buysse as
Directors.


This proxy, when properly executed, will be voted as specified. If no specification is made, it will be voted for Messrs. Herd and Buysse as Directors, and in the discretion of the Proxy or Proxies on any other business that may properly come before the Annual Meeting or any adjournments thereof.






[card reverse]

Joint owners must EACH sign. Please sign EXACTLY as your name(s) appear(s) on this proxy. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your FULL title.

MARK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING
MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW





Any proxy heretofore given by the undersigned with respect to such stock is hereby revoked. Receipt of the Notice of the 1998 Annual Meeting and Proxy Statement, and 1997 Annual Report to Stockholders is hereby acknowledged. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.




---------------------------------              --------------------------------
SIGNATURE                    DATE              SIGNATURE                   DATE